Exhibit 99.1

AFC ENTERPRISES FILES ANNUAL REPORT ON FORM 10-K FOR 2004

March 28, 2005 (ATLANTA) – AFC Enterprises, Inc. (NASDAQ: AFCE), the franchisor and operator of Popeyes® Chicken & Biscuits, today announced financial results for the fiscal year 2004. The Company’s continuing operations are now comprised exclusively of Popeyes Chicken & Biscuits.

AFC will host a conference call and internet webcast with the investment community at 9:00 A.M. eastern time on Tuesday, March 29, 2005, to review the results of the fiscal year 2004 and to provide an update on the overall business. To access the Company’s webcast, go to www.afce.com, select “Investor Information” and then select “2004 10-K Review.”

Fiscal year 2004 versus fiscal year 2003 continuing operations highlights include:

•	System-wide sales increased 4.5 percent to $1.54 billion.

•	Total revenues increased 1.5 percent to $163.9 million driven by a gain in:

—	Franchise revenue up 2.8 percent primarily attributable to an increase in franchise restaurants.

—	Company-operated restaurant revenue up $0.4 million, including the consolidation of the revenue of two franchisees due to the adoption of FIN 46R, which was offset by the sale or permanent closing of certain company-operated restaurants.

•	General and administrative expenses increased $16.1 million primarily as a result of continued higher expenses associated with the Company’s audit process, Sarbanes-Oxley compliance testing and measures, implementation of new information technology systems, and contract labor, consultant fees and severance payments related to the Company’s restructuring initiative.

•	Consolidated operating losses decreased $0.3 million to $19.4 million primarily due to the decrease in other expenses such as restatement costs and asset impairments, which were offset by the increase in general and administrative expenses. Within the Company’s chicken segment, Popeyes reported $43.7 million of operating profit, a $7.2 million or 19.7 percent increase from the prior year.

•	Net income increased $33.7 million to $24.6 million, or $0.87 per diluted share, in 2004 compared to a net loss of $9.1 million, or a net loss of $0.33 per diluted share, in 2003. This increase was largely due to discontinued operations.

Financial Performance Review

System-wide sales at AFC’s 1,825 Popeyes restaurants were $1.54 billion in 2004 compared to $1.47 billion in 2003. System-wide sales include sales from both AFC operated and franchised Popeyes restaurants. The Company remains focused on growing system-wide sales through four primary areas: 1) increased franchise development and re-imaging, 2) menu enhancements, 3) creative marketing and messaging, and 4) improved restaurant operations.

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Total revenues increased 1.5 percent to $163.9 million in 2004 versus $161.5 million in 2003. The $2.4 million increase in total revenues was principally due to a $12.6 million increase in sales by company-operated restaurants as a result of consolidating the revenue of two franchisees as part of AFC’s adoption of Financial Accounting Standard Board Interpretation No. 46, commonly known as FIN 46R. Other factors that contributed to the gain in total revenues included a $2.0 million increase in franchise revenues and a $0.6 million increase in same-store sales at company-operated restaurants. These factors were partially offset by a $14.1 million decrease in sales from company-operated restaurants due to restaurant closings and unit conversions in 2003 and 2004.

Franchise revenues were up $2.0 million in 2004 to $72.8 million. This figure included an approximate $3.2 million improvement due to an increase in royalties resulting from more franchised units, and was partially offset by a $1.4 million decrease associated with lower franchise fees due to fewer franchise openings in 2004 compared to 2003.

General and administrative expenses were $82.1 million in 2004 representing a $16.1 million increase from 2003. Part of this increase was attributable to higher personnel expenses as Popeyes filled key management positions, which were vacant in 2003, and added personnel to improve levels of franchisee support. In addition, this increase was also driven by the Company’s audit process, Sarbanes-Oxley compliance testing and measures, fees associated with a Church’s Chicken stand-alone audit necessitated by the sale of Church’s, legal settlements of certain franchise disputes, costs of implementing new information technology systems, contract labor, and severance payments and performance bonuses.

The Company expects most of these cost components to decline in 2005 as the Company closes its corporate center and integrates the corporate infrastructure into Popeyes. As a result, management expects an annualized G&A expense run rate to be approximately $30-$35 million by late 2005, excluding the Company’s spice royalty expense and the rent expense associated with restaurants leased by AFC and then subleased to franchisees.

The consolidated operating loss for AFC was $19.4 million in 2004 compared to $19.7 million in 2003. The consolidated operating loss was largely attributable to G&A expenses discussed above which were $16.1 million higher in 2004 compared to 2003. These costs were offset by decreases in other expenses such as restatement costs, asset write-downs, and unit closures which were $13.8 million lower in 2004 compared to 2003. These costs totaled $17.1 million in 2004 compared to $30.9 million in 2003. Within the Company’s chicken segment, Popeyes reported $43.7 million of operating profit, a $7.2 million or 19.7 percent increase from the prior year.

The Company reported net income of $24.6 million in 2004, which was $33.7 million higher than 2003 primarily due to the impact of discontinued operations. Discontinued operations, net of income taxes, was $33.5 million higher in 2004 compared to 2003. Discontinued operations, net of income taxes, includes financial results relating to Seattle Coffee Company, Cinnabon, and Church’s Chicken which were sold in July 2003, November 2004, and December 2004, respectively.

AFC reported $44.0 million in net cash provided by operations in 2004 compared to $46.1 million in 2003. The Company repaid $39.0 million on its 2002 Credit Facility during 2004. As of December 26, 2004, the balances outstanding under the 2002 Credit Facility totaled $90.3 million. The Company is currently evaluating refinancing alternatives for the business.

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Frank Belatti, Chairman and CEO of AFC Enterprises, stated, “We take great pride that in 2004 we took the actions necessary to build the best business for tomorrow such as evaluating and making appropriate changes to our portfolio, collapsing the corporate center, and turning our undivided attention to Popeyes. Our immediate priorities for 2005 are determining the most appropriate use of the proceeds from the sale of Church’s, closing the entire corporate center and positioning Popeyes to fully maximize its growth opportunities.”

Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of Popeyes® Chicken & Biscuits, the world’s second-largest quick-service chicken concept based on number of units. As of February 20, 2005, Popeyes had 1,823 restaurants in the United States, Puerto Rico, Guam and 24 foreign countries. AFC’s primary objective is to be the world’s Franchisor of Choice® by offering investment opportunities in its Popeyes Chicken & Biscuits brand and providing exceptional franchisee support systems and services. AFC Enterprises can be found on the World Wide Web at www.afce.com.

AFC Contact Information:
Felise Glantz Kissell
Vice President, Investor Relations & Finance
(770) 353-3086 or fkissell@afce.com

The following financial tables on pages 4-6 represent certain prior year amounts that have been reclassified to conform to the current year’s presentation. These reclassifications have no affect on previously reported net loss.

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AFC Enterprises, Inc.
Consolidated Balance Sheets
As of December 26, 2004 and December 28, 2003
(In millions, except share data)

	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$12.8	$3.6
Accounts and current notes receivable, net	13.3	12.6
Prepaid income taxes	25.9	20.6
Other current assets	40.6	9.3
Assets of discontinued operations	153.3	185.2
Total current assets	245.9	231.3
Long-term assets:
Property and equipment, net	47.2	56.1
Goodwill	9.6	9.6
Trademarks and other intangible assets, net	42.8	42.8
Other long-term assets, net	16.4	19.7
Total long-term assets	116.0	128.2
Total assets	$361.9	$359.5
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41.6	$23.2
Accrued liabilities	20.8	13.1
Current debt maturities	4.9	12.1
Liabilities of discontinued operations	41.5	53.0
Total current liabilities	108.8	101.4
Long-term liabilities:
Long-term debt	87.5	118.0
Deferred credits and other long-term liabilities	24.7	31.3
Total long-term liabilities	112.2	149.3
Total liabilities	221.0	250.7
Commitments and contingencies
Shareholders’ equity:
Preferred stock ($.01 par value; 2,500,000 shares authorized; 0 issued and outstanding)	—	—
Common stock ($.01 par value; 150,000,000 shares authorized; 28,325,355 and 27,992,999 shares issued and outstanding at the end of fiscal years 2004 and 2003, respectively)	0.3	0.3
Capital in excess of par value	155.4	150.1
Notes receivable from officers, including accrued interest	(1.2)	(3.4)
Accumulated losses	(13.6)	(38.2)
Total shareholders’ equity	140.9	108.8
Total liabilities and shareholders’ equity	$361.9	$359.5

AFC Enterprises, Inc.
Consolidated Statements of Operations
For Fiscal Years 2004 and 2003
(In millions, except per share data)

	2004	2003
Revenues:
Sales by company-operated restaurants	$85.8	$85.4
Franchise revenues	72.8	70.8
Other revenues	5.3	5.3
Total revenues	163.9	161.5
Expenses:
Restaurant employee, occupancy and other expenses	46.9	46.9
Restaurant food, beverages and packaging	27.2	26.7
General and administrative expenses	82.1	66.0
Depreciation and amortization	10.0	10.7
Other expenses, net	17.1	30.9
Total expenses	183.3	181.2
Operating (loss)	(19.4)	(19.7)
Interest expense, net	5.5	5.3
Loss before income taxes, minority interest, discontinued operations and accounting change	(24.9)	(25.0)
Income tax benefit	(10.7)	(10.5)
Minority Interest	0.1	—
Loss before discontinued operations and accounting change	(14.3)	(14.5)
Discontinued operations, net of income taxes	39.1	5.6
Cumulative effect of an accounting change, net of income taxes	(0.2)	(0.2)
Net income (loss)	$24.6	$(9.1)
Basic loss per common share:
Loss before discontinued operations and accounting change	$(0.51)	$(0.52)
Discontinued operations, net of income taxes	1.39	0.20
Cumulative effect of an accounting change, net of income taxes	(0.01)	(0.01)
Net income (loss)	$0.87	$(0.33)
Diluted loss per common share:
Loss before discontinued operations and accounting change	$(0.51)	$(0.52)
Discontinued operations, net of income taxes	1.39	0.20
Cumulative effect of an accounting change, net of income taxes	(0.01)	(0.01)
Net income (loss)	$0.87	$(0.33)

AFC Enterprises, Inc.
Consolidated Statements of Cash Flows
For Fiscal Years 2004 and 2003
(In millions)

	2004	2003
Cash flows provided by (used in) operating activities:
Net income (loss)	$24.6	$(9.1)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Discontinued operations	(39.1)	(5.6)
Depreciation and amortization	10.0	10.7
Impairment and other write-downs of non-current assets	4.8	15.0
Net gain on sale of assets	(0.5)	(0.7)
Cumulative effect of accounting changes, pre-tax	0.2	0.3
Deferred income taxes	3.2	(2.9)
Non-cash interest, net	1.3	0.5
Provision for credit losses	0.9	1.8
Minority Interest	0.1	—
Compensatory expense for stock options	0.4	0.2
Change in operating assets and liabilities, exclusive of opening VIE balances:
Accounts receivable	(2.4)	(2.2)
Prepaid income taxes	(4.4)	(1.8)
Other operating assets	(6.5)	4.0
Accounts payable and other operating liabilities	15.8	0.2
Net cash provided by operating activities of continuing operations	8.4	10.4
Net cash provided by operating activities of discontinued operations	35.6	35.7
Cash flows provided by (used in) investing activities:
Capital expenditures of continuing operations	(8.5)	(15.1)
Capital expenditures of discontinued operations	(16.9)	(10.4)
Proceeds from dispositions of property and equipment	2.0	1.8
Proceeds relating to the sale of discontinued operations, net	18.6	62.1
Proceeds from notes receivable	—	2.3
Issuances of notes receivable	—	(1.2)
Other, net	2.0	—
Net cash provided by (used in) investing activities	(2.8)	39.5
Cash flows provided by (used in) financing activities:
Principal payments — 2002 Credit Facility (term loans)	(39.9)	(77.3)
Principal proceeds (payments) — 2002 Credit Facility (revolver), net	0.9	(16.3)
Principal payments — other notes (including VIEs in 2004)	(0.2)	(2.0)
Principal payments — capital lease obligations	(0.1)	—
Increase (decrease) in bank overdrafts, net (including effects of discontinued operations)	4.3	(1.0)
(Increase) decrease in restricted cash (including effects of discontinued operations)	(1.4)	(0.3)
Debt issuance costs	—	(0.2)
Issuance of common stock, net	0.1	0.4
Proceeds from exercise of employee stock options	3.8	3.2
Other, net	0.5	2.1
Net cash (used in) financing activities	(32.0)	(91.4)
Net increase (decrease) in cash and cash equivalents	9.2	(5.8)
Cash and cash equivalents at beginning of year	3.8	9.6
Cash and cash equivalents at end of year	$13.0	$3.8
Cash and cash equivalents of continuing operations	$12.8	$3.6
Cash and cash equivalents of discontinued operations	$0.2	$0.2

	4Q Ended	4Q Ended	Year Ended	Year Ended
Total Same-	12/28/03	12/26/04	12/28/03	12/26/04
Store Sales(1)
Company	(4.7)%	3.8%	(2.4)%	0.9%
Franchised	(1.0)%	3.2%	(2.7)%	1.4%
Total Domestic	(1.2)%	3.2%	(2.6)%	1.3%
International	(6.2)%	(6.7)%	(10.0)%	(6.0)%
New Unit Openings
Company	0	0	1	0
Franchised	25	11	87	57
Total Domestic	25	11	88	57
International	26	17	89	52
Total Global	51	28	177	109
Unit Count
Company	80	56	80	56
Franchised	1,367	1,416	1,367	1,416
Total Domestic	1,447	1,472	1,447	1,472
International	359	353	359	353
Total Global	1,806	1,825	1,806	1,825

(1)	On January 10, 2005, AFC released fourth quarter and full year operational results for 2004. The Company has provided a summary chart of these results.

Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are adverse effects of litigation or regulatory actions arising in connection with the restatement of our previously issued financial statements, the loss of franchisees and other business partners, our ability to complete our financial statements, failure of our franchisees, the loss of senior management and the ability to attract and retain additional qualified management personnel, a decline in the number of new units to be opened by franchisees, the need to continue to improve our internal controls, completion by management and our independent auditors of their audit and attestation procedures under Section 404 of the Sarbanes-Oxley Act of 2002, limitations on our business under our credit facility, a decline in our ability to franchise new units, increased costs of our principal food products, labor shortages, or increased labor costs, slowed expansion into new markets, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, unexpected and adverse fluctuations in quarterly results, increased government regulation, growth in our franchise system that exceeds our resources to serve that growth, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination, and other risk factors detailed in our 2004 Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.